Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT
        SECOND AMENDMENT, dated as of May 5, 2021 (this “Agreement”), to the Credit Agreement, dated as of August 23, 2019, among Clear Channel Outdoor Holdings, Inc. (the “Borrower”), the several lenders from time to time party thereto (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other parties party thereto (as amended by the First Amendment to Credit Agreement, dated as of June 12, 2020, and as may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        WHEREAS, the Borrower has requested that the Required Revolving Credit Lenders consent to the amendments to the Credit Agreement set forth in Section 1 of this Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance on the representations, warranties and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Agreement and the Credit Agreement, on and effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
1.1The definition of “Liquidity Testing Period” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Liquidity Testing Period” means the period commencing on the first date of the Relief Period and ending on the date of delivery of the Compliance Certificate with respect to the period ended March 31, 2022.
1.2The definition of “Step-Down Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Step-Down Date” means September 30, 2022; provided that if a Specified Event shall have occurred, the Step-Down Date shall be the later of (x) June 30, 2021 and (y) the last day of the fiscal quarter ended after the date on which such Specified Event shall have occurred.
1.3Section 7.09(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)     Liquidity. (i) Except with the written consent of the Required Revolving Credit Lenders, the Borrower will not permit Liquidity as of the last day of any calendar month ending during the Liquidity Testing Period to be less than $150,000,000 and (ii) the Borrower shall deliver to the Administrative Agent (x) within fifteen (15) calendar days of the end of each calendar month ending during the Liquidity Testing Period, a certificate in the form of Exhibit N hereto (the “Minimum Liquidity Certificate”), executed by a Responsible Officer of the Borrower, setting forth reasonably detailed calculations demonstrating Liquidity as of the last day of such calendar month and compliance with the Liquidity Covenant and (y) within twenty-two (22) calendar days of the end of each calendar month ending during the Liquidity Testing Period, a thirteen-week liquidity forecast in a form agreed between the Administrative Agent and the Borrower; provided that, if, after the Borrower delivers any Minimum Liquidity Certificate to the Administrative Agent demonstrating Liquidity of less than $250,000,000, then until the Borrower delivers a Minimum Liquidity Certificate demonstrating Liquidity of at least $250,000,000, the Borrower shall, at the reasonable request of the Administrative Agent, furnish to the Administrative Agent (on not more than a weekly basis) a certificate setting forth Liquidity as determined by the Borrower in its reasonable judgment.

1.4The definition of “Relief Period Termination Date” in Section 7.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Relief Period Termination Date” means the earlier of (i) the last day of the fiscal quarter ending on or about March 31, 2022 and (ii) the date of occurrence of any Specified Event.
SECTION 2.Conditions to Effectiveness. This Agreement shall become effective upon the first date on which each of the following conditions precedent shall have been satisfied (or waived) (such date, the “Second Amendment Effective Date”):
2.1The Administrative Agent (or its counsel) shall have received from (i) the Borrower and (ii) the Revolving Credit Lenders that collectively constitute the Required Revolving Credit Lenders (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
2.2The Borrower shall have paid to the Administrative Agent all expenses due and payable on or prior to the Second Amendment Effective Date (including in Section 4 hereof) to the extent invoiced at least three (3) Business Days prior to the Second Amendment Effective Date (or such shorter period reasonably agreed by the Borrower).
2.3The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the representations and warranties set forth in (x) Section 3 of this Agreement and (y) Article V of the Credit Agreement and in the other Loan Documents are, in each case, true and correct in all material respects (other than any such representation and warranty that is already qualified by materiality or “Material Adverse Effect” in the text thereof, in which case such representation and warranty shall be true in all respects) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.
2.4At the time of and immediately after giving effect to this Agreement, no Default or Event of Default shall exist or result therefrom.
SECTION 3.Representations and Warranties. The Borrower hereby represents and warrants to each Consenting Lender and the Administrative Agent that (a) the Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by the Borrower of this Agreement (1) are within the Borrower’s corporate or other powers, (2) have been duly authorized by all necessary corporate or other organizational action and (3) do not contravene the terms of the Borrower’s organizational documents, (c) this Agreement has been duly executed and delivered by the Borrower and (d) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
SECTION 4.Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent.

SECTION 5.Ratification. The Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed. This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 6.Reaffirmation of the Loan Parties. Each Loan Party party hereto hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party party hereto hereby confirms that the existing guarantees and/or security interests granted by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.
SECTION 7.Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 8.References. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time. This Agreement shall constitute a “Loan Document” for purposes of the Credit Agreement and each other Loan Document.
SECTION 9.Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 12.Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR THEREIN).
SECTION 13.Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.,
as Borrower
By: /s/ Brian D. Coleman
Name: Brian D. Coleman
    Title: Chief Financial Officer

For purposes of Section 6, only:
CLEAR CHANNEL ADSHEL, INC.
CLEAR CHANNEL ELECTRICAL SERVICES, LLC
CLEAR CHANNEL IP, LLC
CLEAR CHANNEL OUTDOOR HOLDINGS
COMPANY CANADA
CLEAR CHANNEL OUTDOOR, LLC
CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
EXCEPTIONAL OUTDOOR, INC.
GET OUTDOORS FLORIDA, LLC
IN - TER - SPACE SERVICES, INC.
OUTDOOR MANAGEMENT SERVICES, INC.
UNIVERSAL OUTDOOR, INC.
1567 MEDIA LLC
CCOI HOLDCO III, LLC
CCOI HOLDCO PARENT I, LLC
CCOI HOLDCO PARENT II, LLC
CLEAR CHANNEL METRA, LLC
CLEAR CHANNEL SPECTACOLOR, LLC
By: /s/ Brian D. Coleman
Name: Brian D. Coleman
    Title: Chief Financial Officer

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and a Revolving Credit Lender
By: /s/ Phil Tancorra
Name: Philip Tancorra
    Title: Vice President

By: /s/ Yumi Okabe
Name: Yumi Okabe
    Title: Vice President

Morgan Stanley Senior Funding, Inc. as a Revolving Credit Lender
By:	/s/ Roberto Ellinghaus
Name:	Roberto Ellinghaus
Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Sandeep Parihar
Name:	Sandeep Parihar
Title:	Executive Director

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Sean Duggan
Name:	Sean Duggan
Title:	Vice President

Goldman Sachs Lending Partners LLC, as a Revolving Credit Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

WELLS FARGO BANK, N.A., as a Revolving Credit Lender

By:	/s/ Teddy Koch
Name:	Teddy Koch
Title:	Managing Director